UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

(Exact name of registrant as specified in its charter)

Delaware	333-120966	13-3320910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eleven Madison Avenue, New York, NY	10010
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (212) 325-2000.

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01. Other Events.

Filing of Computational Materials

In connection with the proposed offering of the Credit Suisse First Boston Mortgage Securities Corp., Adjustable Rate Mortgage Trust 2005-6, Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2005-6 (the “Certificates”), Credit Suisse First Boston LLC, as underwriter (the “Underwriter”), has prepared the Computational Materials for distribution to potential investors. (Please note that at the time such materials were distributed to investors, the reference number for the deal was thought to be 2005-7, however has subsequently been changed to 2005-6). Although Credit Suisse First Boston Mortgage Securities Corp. (the “Registrant”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Loans”) in the related portfolio, the Registrant did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K “Computational Materials” shall mean the materials attached hereto and filed herewith as Exhibits 99.1 and 99.2, which include computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

(c)	Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:
99.1 Computational Materials
99.2 Computational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Kevin Steele
Name: Kevin Steele
Title: Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Computational Materials
99.2	Computational Materials